                                                                      EXHIBIT 12

               STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES

                             (Millions of dollars)

                                                                                                   For the
                                                                                                    period
                                                                                                   December
                                                                                                   1, 1997
                                                                                                  (inception)
                                                                                                      to
                                                                         Year Ended December 31    December
                                                                                                      31,
                                                                        2000     1999      1998      1997
                                                                        ----     ----      ----      ----
Income from continuing operations before income taxes..........      A  $153     $ 32      $143      $  7
Fixed charges:
     Interest expense, gross...................................          185      182       156        10
     Portion of rentals representative of interest.............           38       37        37         4
                                                                        ----     ----      ----      ----
          Total fixed charges before capitalized interest......      B   223      219       193        14
     Capitalized interest......................................           --       --        --        --
                                                                        ----     ----      ----      ----
          Total fixed charges including capitalized interest...      C   223      219       193        14
                                                                        ----     ----      ----      ----
Earnings (A+B).................................................      D  $376     $251      $336      $ 21
Ratio of earnings to fixed charges (D/C).......................          1.7      1.1       1.7       1.5
                                                                        ====     ====      ====      ====



                                  Exhibit 12